Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:

Deborah Spak, (224) 948-2349

Investor Contacts:

Mary Kay Ladone, (224) 948-3371

Clare Trachtman, (224) 948-3085

BAXTER ACHIEVES ITS FIRST QUARTER EXPECTATIONS AND

CONFIRMS 2013 FULL-YEAR GUIDANCE

DEERFIELD, Ill., April 18, 2013 — Baxter International Inc. (NYSE:BAX) today reported first quarter financial results in line with the company’s previously issued guidance and confirmed its full-year 2013 financial outlook.

For the first quarter, Baxter reported net income of $552 million and earnings per diluted share of $1.00, compared to net income of $588 million and earnings per diluted share of $1.04 in the same period last year. First quarter 2013 results include after-tax special items totaling $29 million (or $0.05 per diluted share) primarily for deal-related costs associated with Baxter’s planned acquisition of Gambro AB, a global medical technology company focused on developing, manufacturing and supplying dialysis products and therapies for patients with acute or chronic kidney disease. First quarter 2012 results included a net after-tax benefit from special items totaling $19 million of income (or $0.03 per diluted share) for payments and adjustments pertaining to business development transactions.

On an adjusted basis, excluding special items in both periods, Baxter’s first quarter net income of $581 million increased 2 percent from $569 million reported in 2012. Adjusted earnings per diluted share of $1.05 rose 4 percent from $1.01 per diluted share last year, in line with the company’s previously issued earnings guidance of $1.03 to $1.05 per diluted share.

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BAXTER REPORTS 1st QUARTER FINANCIAL RESULTS — Page  2

Worldwide sales of $3.45 billion increased 2 percent compared to $3.39 billion reported in the first quarter of 2012. Sales within the United States increased 1 percent, totaling $1.48 billion, while international sales of $1.97 billion increased 2 percent. The impact of foreign currency on sales growth in the quarter was immaterial.

By business, BioScience revenues of $1.53 billion rose 5 percent, driven primarily by strong demand for ADVATE [Antihemophilic Factor (Recombinant), Plasma/Albumin-Free Method] for the treatment of hemophilia, as well as certain plasma-based therapeutics and vaccines. Medical Products sales of $1.92 billion were comparable to the prior-year period as growth for intravenous therapies was more than offset by lower sales in the company’s pharma-partnering business.

Baxter continued to make investments to support geographic expansion initiatives and new product introductions, and continued to advance a number of programs that improve the quality of care and address key, high-potential areas of unmet medical need. Recent achievements include:

•

Submission of an application with the U.S. Food and Drug Administration for approval of FEIBA NF [Anti-Inhibitor Coagulant Complex], Nanofiltered and Vapor Heated, for prophylactic use in hemophilia A and B patients with inhibitors. Baxter’s Phase III study demonstrated routine prophylactic treatment with FEIBA NF reduced median annual bleed rate (ABR) from 28.7 during FEIBA NF on-demand treatment compared to 7.9 during FEIBA NF prophylactic treatment (a 72.5 percent reduction), with 17 percent (3 of 17) of patients in the intent-to-treat group experiencing zero joint bleeds.

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BAXTER REPORTS 1st QUARTER FINANCIAL RESULTS — Page  3

•

Receipt of a Positive Opinion from the European Medicines Agency’s Committee for Medicinal Products for Human Use for the use of HyQvia (solution for subcutaneous use) as replacement therapy for adult patients with primary and secondary immunodeficiencies. HyQvia is a combination of human normal immunoglobulin (IGSC, 10%) and recombinant human hyaluronidase, which facilitates the dispersion and absorption of the IGSC.

•

Initiation of a Phase III clinical trial to evaluate the safety and efficacy of BAX 817, a recombinant factor VIIa (rFVIIa) for the treatment of acute bleeding episodes in hemophilia A or B patients with inhibitors. The prospective, open-label, randomized, multicenter study will assess the safety and efficacy of BAX 817 in male patients aged 12 to 65 years old with hemophilia A or B with inhibitors over a 6-month period of on-demand therapy.

•

Initiation of a Phase II/III multi-center, open-label study, PROLONG-ATE, assessing the efficacy, safety and pharmacokinetics of BAX 855 for prophylaxis and on-demand treatment of bleeding in more than 100 previously treated adult patients with severe hemophilia A.

•

Acquisition of the investigational hemophilia compound OBI-1 and related assets from Inspiration BioPharmaceuticals, Inc. as well as certain other OBI-1 related assets, including manufacturing operations, from Ipsen Pharma S.A.S. in conjunction with Inspiration’s ongoing bankruptcy proceedings. OBI-1 is a recombinant porcine factor VIII (rpFVIII) being investigated for the treatment of bleeding in people with acquired hemophilia A and congenital hemophilia A patients with inhibitors.

•

Clearance under the Hart-Scott-Rodino Antitrust Improvements Act for the company’s acquisition of Gambro. Subject to other regulatory approvals (including multiple antitrust approvals) and satisfaction of other closing conditions, the acquisition is expected to close at the end of the second quarter.

“Baxter’s global portfolio remains strong as we benefit from our focus on lifesaving therapies, achieve important new product milestones and make select investments to position our company for future success and accelerated growth,” said Robert L. Parkinson, Jr., chairman and chief executive officer.

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BAXTER REPORTS 1st QUARTER FINANCIAL RESULTS — Page  4

Second Quarter and Full-Year 2013 Outlook

Baxter also announced today its guidance for the second quarter of 2013 and confirmed its guidance for the full year.

For the second quarter of 2013, Baxter expects sales growth, excluding the impact of foreign currency, of approximately 4 percent and earnings per diluted share of $1.12 to $1.14, before any special items.

For full-year 2013, Baxter continues to expect sales growth, excluding the impact of foreign exchange, of approximately 10 percent. In addition, the company expects earnings of $4.60 to $4.70 per diluted share, before any special items, and cash flows from operations of approximately $3.3 billion. The company’s full-year guidance includes the impact of the Gambro AB acquisition, which is projected to be dilutive to full-year 2013 earnings by $0.10 to $0.15 per diluted share.

A webcast of Baxter’s first quarter conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on April 18, 2013. Please visit Baxter’s website for more information regarding this and future investor events and webcasts, including the company’s Annual Meeting of Shareholders on May 7, 2013.

Baxter International Inc., through its subsidiaries, develops, manufactures and markets products that save and sustain the lives of people with hemophilia, immune disorders, infectious diseases, kidney disease, trauma, and other chronic and acute medical conditions. As a global, diversified healthcare company, Baxter applies a unique combination of expertise in medical devices, pharmaceuticals and biotechnology to create products that advance patient care worldwide.

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BAXTER REPORTS 1st QUARTER FINANCIAL RESULTS — Page  5

This release includes forward-looking statements concerning the company’s financial results, business development activities including with respect to the pending Gambro AB acquisition, R&D pipeline and outlook for 2013. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance risks for new and existing products, such as ADVATE, and other technologies; future actions of regulatory bodies and other governmental authorities that could delay, limit or suspend product development, manufacturing or sales or result in sanctions; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; the ability of the company to obtain required regulatory approvals including multiple antitrust approvals, satisfy closing conditions and close the Gambro AB transaction in a timely manner; future actions of governmental authorities and other third parties as U.S. healthcare reform legislation and other austerity measures are implemented globally; additional legislation, regulation and other governmental pressures, which may affect pricing, taxation, reimbursement and rebate policies of government agencies and private payers or other elements of the company’s business; product development risks, including satisfactory clinical performance; the company’s ability to realize the anticipated benefits from its business development and R&D activities; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; the impact of geographic and product mix on the company’s sales; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; the availability of acceptable raw materials and component supply; fluctuations in supply and demand and the pricing of plasma-based therapies; the ability to enforce company patents; patents of third parties preventing or restricting the company’s manufacture, sale or use of affected products or technology; the impact of global economic conditions on Baxter and its customers, including foreign governments in certain countries in which the company operates; foreign currency fluctuations and other risks identified in the company’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on the company’s website. The company does not undertake to update its forward-looking statements. Financial schedules are attached to this release and available on the company’s website.

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BAXTER — PAGE  6

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Three Months Ended March 31, 2013 and 2012

(unaudited)

(in millions, except per share and percentage data)

	Three Months Ended March 31,
	2013		2012		Change

NET SALES	$ 3,448		$ 3,388		2%

COST OF SALES	1,692		1,674		1%

GROSS MARGIN	1,756		1,714		2%

% of Net Sales	50.9%		50.6%		0.3 pts

MARKETING AND ADMINISTRATIVE EXPENSES	795		752		6%
% of Net Sales	23.1%		22.2%		0.9 pts

RESEARCH AND DEVELOPMENT EXPENSES	246		269		(9%	)
% of Net Sales	7.1%		7.9%		(0.8 pts	)

NET INTEREST EXPENSE	25		18		39%

OTHER INCOME, NET	(3)		(57)		N/M

PRE-TAX INCOME	693		732		(5%	)

INCOME TAX EXPENSE	141		144		(2%	)

% of Pre-Tax Income	20.3%		19.7%		0.6 pts

NET INCOME	$ 552		$ 588		(6%	)

BASIC EPS	$ 1.01		$ 1.05		(4%	)

DILUTED EPS	$ 1.00		$ 1.04		(4%	)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	545		559
Diluted	551		563

ADJUSTED PRE-TAX INCOME (excluding special items)	$ 738	A	$ 727	A	2%

ADJUSTED NET INCOME (excluding special items)	$ 581	A	$ 569	A	2%

ADJUSTED DILUTED EPS (excluding special items)	$ 1.05	A	$ 1.01	A	4%

A	Refer to page 7 for a description of the adjustments and a reconciliation to generally accepted accounting principles (GAAP) measures.

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BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Three Months Ended March 31, 2013 and 2012

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the three months ended March 31, 2013 and 2012 included special items which impacted the GAAP measures as follows:

	Three Months Ended March 31,
	2013	2012	Change

Gross Margin	$ 1,756	$ 1,714	2%
Currency-related items [1]	1	—
Business development items [3]	—	6

Adjusted Gross Margin	$ 1,757	$ 1,720	2%

% of Net Sales	51.0%	50.8%	0.2 pts

Marketing and Administrative Expenses	$ 795	$ 752	6%
Business development items [2,3]	(17)	(9)

Adjusted Marketing and Administrative Expenses	$ 778	$ 743	5%

% of Net Sales	22.6%	21.9%	0.7 pts

Research and Development Expenses	$ 246	$ 269	(9%	)
Business development items [3]	—	(33)

Adjusted Research and Development Expenses	$ 246	$ 236	4%

% of Net Sales	7.1%	7.0%	0.1 pts

Other Income, Net	$ (3)	$ (57)	N/M
Currency-related items [1]	(27)	—
Reserve adjustments [4]	—	53

Adjusted Other Income, Net	$ (30)	$ (4)	N/M

Pre-Tax Income	$ 693	$ 732	(5%	)
Impact of special items	45	(5)

Adjusted Pre-Tax Income	$ 738	$ 727	2%

Income Tax Expense	$ 141	$ 144	(2%	)
Impact of special items	16	14

Adjusted Income Tax Expense	$ 157	$ 158	(1%	)

% of Adjusted Pre-Tax Income	21.3%	21.7%	(0.4 pts	)

Net Income	$ 552	$ 588	(6%	)
Impact of special items	29	(19)

Adjusted Net Income	$ 581	$ 569	2%

Diluted EPS	$ 1.00	$ 1.04	(4%	)
Impact of special items	0.05	(0.03)

Adjusted Diluted EPS	$ 1.05	$ 1.01	4%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	551	563

[1]

Cost of sales and other income, net in 2013 included a charge of $11 million ($7 million, or $0.01 per diluted share, on an after-tax basis) related to the Venezuelan currency devaluation announced by the government of Venezuela in February 2013. Additionally, other income, net in 2013 included a loss of $17 million ($11 million, or $0.02 per diluted share, on an after-tax basis) related to derivative instruments entered into in December 2012 and January 2013 to hedge the anticipated foreign currency cash outflows associated with the planned acquisition of Gambro AB (Gambro).

[2]

Marketing and administrative expenses in 2013 included business development charges of $17 million ($11 million, or $0.02 per diluted share, on an after-tax basis) associated with pre-acquisition costs for the planned acquisition of Gambro.

[3]

Cost of sales, marketing and administrative expenses and research and development (R&D) expenses in 2012 included business development charges totaling $48 million ($34 million, or $0.06 per diluted share, on an after-tax basis) which principally related to an R&D charge associated with the company’s global collaboration with Momenta Pharmaceuticals, Inc. (Momenta).

[4]

Other income, net in 2012 included a gain of $53 million, or $0.09 per diluted share, related to the reduction of a contingent payment liability for milestones associated with the 2011 acquisition of Prism Pharmaceuticals, Inc., for which there was no net tax expense recognized.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

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BAXTER INTERNATIONAL INC.

Cash Flows from Operations and Changes in Net Debt

(unaudited)

($ in millions)

Cash Flows from Operations
(Brackets denote cash outflows)	Three Months Ended March 31,
	2013		2012

Net income	$ 552		$ 588
Adjustments
Depreciation and amortization	183		175
Deferred income taxes	38		54
Stock compensation	32		28
Realized excess tax benefits from stock issued under employee benefit plans	(12)		(7)
Other	10		(25)
Changes in balance sheet items
Accounts and other current receivables, net	85		24
Inventories	(181)		(72)
Accounts payable and accrued liabilities	(299)		(288)
Business optimization and infusion pump payments	(26)		(84)
Other	4		53

Cash flows from operations	$ 386		$ 446

Changes in Net Debt
Increase (decrease)	Three Months Ended March 31,
	2013		2012

Net debt, beginning of period	$2,660		$2,290

Cash flows from operations	(386)		(446)
Capital expenditures	292		239
Dividends	246		188
Proceeds from stock issued under employee benefit plans	(184)		(154)
Purchases of treasury stock	534		575
Acquisitions and investments	67	A	337	A
Sales of investments and other investing activities	(10)		(43)
Other, including the effect of exchange rate changes	(41)		(49)
Increase in net debt	518		647

Net debt, March 31	$3,178		$2,937

Key statistics, March 31:
Days sales outstanding	53.6		58.0
Inventory turns	2.2		2.3

A

Acquisitions and investments in 2013 and 2012 included $51 million for the first quarter 2013 acquisition of the investigational hemophilia compound OBI-1 and related assets from Inspiration BioPharmaceuticals, Inc. and Ipsen Pharma S.A.S., $304 million for the first quarter 2012 acquisition of Synovis Life Technologies, Inc., and $33 million for the first quarter 2012 payment to execute the Momenta collaboration.

BAXTER — PAGE  9

BAXTER INTERNATIONAL INC.

Net Sales

Periods Ending March 31, 2013 and 2012

(unaudited)

($ in millions)

	Q1 2013	Q1 2012	% Growth @ Actual Rates		% Growth @ Constant Rates

BioScience
United States	$ 773	$ 725	7%		7%
International	757	737	3%		3%
Total BioScience	$1,530	$1,462	5%		5%

Medical Products
United States	$ 709	$ 743	(5%	)	(5%	)
International	1,209	1,183	2%		2%
Total Medical Products	$1,918	$1,926	0%		(1%	)

Baxter International Inc.
United States	$1,482	$1,468	1%		1%
International	1,966	1,920	2%		2%
Total Baxter	$3,448	$3,388	2%		2%

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BAXTER INTERNATIONAL INC.

Sales by Franchise 1

Periods Ending March 31, 2013 and 2012

(unaudited)

($ in millions)

	Q1 2013	Q1 2012	% Growth @ Actual Rates		% Growth @ Constant Rates

BioScience
Hemophilia [2]	$ 765	$ 743	3%		3%
BioTherapeutics [3]	509	498	2%		2%
BioSurgery [4]	172	154	12%		11%
Vaccines [5]	84	67	25%		28%
Total BioScience	$1,530	$1,462	5%		5%

Medical Products
Fluid Systems [6]	$ 740	$ 720	3%		2%
Renal [7]	590	588	0%		1%
Specialty Pharmaceuticals [8]	363	368	(1%	)	(2%	)
BioPharma Solutions [9]	225	250	(10%	)	(11%	)
Total Medical Products	$1,918	$1,926	0%		(1%	)

Total Baxter	$3,448	$3,388	2%		2%

[1]

Effective January 1, 2013, Baxter has transitioned to a commercial franchise structure for reporting net sales. Prior period net sales have been reclassified to reflect the new commercial franchise structure. See Notes 2 - 9 below for a description of each commercial franchise.

[2]

Includes sales of recombinant FVIII products (ADVATE and RECOMBINATE) and plasma-derived hemophilia products (primarily FVII, FVIII and FEIBA). Recombinant and plasma-based products were previously reported separately.

[3]

Includes sales of the company’s liquid formulation of the antibody-replacement therapy immunoglobulin product (GAMMAGARD LIQUID) and other plasma-based therapies such as albumin and alpha-1 antitrypsin products. Antibody therapies and plasma-based products were previously reported separately.

[4]	Consists of biological products and delivery devices used for hemostasis, tissue sealing, adhesion reduction and hard tissue regeneration, as well as soft tissue repair and microsurgery products.

[5]	Consists of vaccines for seasonal and pandemic influenza, as well as meningitis C and tick-borne encephalitis.

[6]

Principally includes IV therapies, infusion pumps, administration sets and premixed drugs platforms. IV therapies were previously reported with nutrition products in IV Therapies, and Infusion Systems and Global Injectables were previously reported separately.

[7]	Consists of PD and HD therapies.

[8]	Principally includes nutrition and anesthesia products. Nutrition products were previously reported with IV therapies in IV Therapies and anesthesia products were previously reported separately.

[9]

Principally includes sales from the pharmaceutical partnering business and pharmacy compounding services, which were previously reported with Global Injectables. Also includes revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the Transfusion Therapies business after the February 2007 divestiture.

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BAXTER INTERNATIONAL INC.

Franchise Sales by U.S. and International 1

Periods Ending March 31, 2013 and 2012

(unaudited)

($ in millions)

	Q1 2013			Q1 2012			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.		International		Total

BioScience
Hemophilia	$ 332	$ 433	$ 765	$ 310	$ 433	$ 743	7%		0%		3%
BioTherapeutics	342	167	509	328	170	498	4%		(2%	)	2%
BioSurgery	99	73	172	87	67	154	14%		9%		12%
Vaccines	0	84	84	0	67	67	0%		25%		25%
Total BioScience	$ 773	$ 757	$1,530	$ 725	$ 737	$1,462	7%		3%		5%

Medical Products
Fluid Systems	$ 385	$ 355	$ 740	$ 374	$ 346	$ 720	3%		3%		3%
Renal	98	492	590	97	491	588	1%		0%		0%
Specialty Pharmaceuticals	160	203	363	172	196	368	(7%	)	4%		(1%	)
BioPharma Solutions	66	159	225	100	150	250	(34%	)	6%		(10%	)
Total Medical Products	$ 709	$1,209	$1,918	$ 743	$1,183	$1,926	(5%	)	2%		0%

Total Baxter	$1,482	$1,966	$3,448	$1,468	$1,920	$3,388	1%		2%		2%

[1]

Effective January 1, 2013, Baxter has transitioned to a commercial franchise structure for reporting net sales. Prior period net sales have been reclassified to reflect the new commercial franchise structure. Refer to page 10 for additional details.